Exhibit 2


                                            CONFORMED COPY







                              SUBSCRIPTION AGREEMENT

                                   dated as of

                                  August 7, 1997

                                      among

                                QUAKER HOLDING CO.

                                       and

                             THE BUYERS NAMED HEREIN

                        relating to the purchase and sale

                                        of

                                   Common Stock

                                        of

                                QUAKER HOLDING CO.





                                TABLE OF CONTENTS
                                _________________


                                                                   Page


                              ARTICLE 1  Definitions

         Section 1.01.  Definitions................................   1


                           ARTICLE 2  Purchase and Sale

         Section 2.01.  Purchase and Sale..........................   3
         Section 2.02.  Closing....................................   3


               ARTICLE 3  Representations and Warranties of Seller

         Section 3.01.  Corporate Existence and Power..............   4
         Section 3.02.  Corporate Authorization....................   4
         Section 3.03.  Governmental Authorization.................   5
         Section 3.04.  Noncontravention...........................   5
         Section 3.05.  Capitalization and Voting Rights...........   5
         Section 3.06.  Valid Issuance of Common Stock.............   6
         Section 3.07.  Litigation.................................   6
         Section 3.08.  Brokers or Finders' Fees...................   6
         Section 3.09.  Newly Formed Corporation...................   6
         Section 3.10.  Meaning of Seller..........................   6


               ARTICLE 4  Representations and Warranties of Buyers

         Section 4.01.  Existence and Power........................   7
         Section 4.02.  Authorization..............................   7
         Section 4.03.  Governmental Authorization.................   7
         Section 4.04.  Purchase for Investment....................   7
         Section 4.05.  Private Placement..........................   7
         Section 4.06.  Litigation.................................   9
         Section 4.07.  Brokers or Finders' Fees...................   9

                         ARTICLE 5  Conditions to Closing





         Section 5.01.  Conditions to Obligations of Each Buyer
                        and Seller.................................   9
         Section 5.02.  Conditions to Obligation of Each Buyer.....   9
         Section 5.03.  Conditions to Obligation of Seller.........  10

                       ARTICLE 6  Survival; Indemnification

         Section 6.01.  Survival...................................  10
         Section 6.02.  Indemnification............................  11
         Section 6.03.  Procedures and Third Party Claims..........  11
         Section 6.04.  Calculation of Damages.....................  12
         Section 6.05.  Exclusivity................................  13


                              ARTICLE 7  Termination

         Section 7.01.  Grounds for Termination....................  13
         Section 7.02.  Effect of Termination......................  13


                             ARTICLE 8  Miscellaneous

         Section 8.01.  Notices....................................  14
         Section 8.02.  Amendments and Waivers.....................  15
         Section 8.03.  Expenses...................................  15
         Section 8.04.  Successors and Assigns.....................  15
         Section 8.05.  Governing Law..............................  15
         Section 8.06.  Jurisdiction...............................  15
         Section 8.07.  Waiver Of Jury Trial.......................  16
         Section 8.08.  Counterparts; Third Party Beneficiaries....  16
         Section 8.09.  Entire Agreement...........................  16
         Section 8.10.  Captions...................................  16
         Section 8.11.  Severability...............................  16
         Section 8.12.  Interpretation.............................  16




         Schedule A     Schedule of Investors
         Exhibit A      Certificate of Incorporation





                              SUBSCRIPTION AGREEMENT


                   AGREEMENT dated as of August 7, 1997 between Quaker Holding Co., a Delaware corporation ("SELLER"), and the Persons named on Schedule A hereto (each a "BUYER" and collectively, the "BUYERS").


                          W  I  T  N  E  S  S  E  T  H :

                   WHEREAS, the Seller has agreed to merge with and into DecisionOne Holdings Corp. (the "COMPANY") on the terms and conditions set forth in the Agreement and Plan of Merger dated as of May 4, 1997 (the "MERGER") between Seller and the Company (as subsequently amended, the "MERGER AGREEMENT");

                   WHEREAS, to finance, in part, the payment of the con-sideration payable in the Merger, Seller intends to issue shares of common stock, par value $0.01 per share (the "COMMON STOCK" or the "SECURITIES");

                   WHEREAS, all of the outstanding capital stock of the Seller is currently owned by DLJ Merchant Banking Partners II, L.P. ("DLJMB") and affiliated funds and entities (collectively, the "DLJMB FUNDS");

                   WHEREAS, certain institutional investors wish to in-vest in the Seller incident to the Merger;

                   WHEREAS, Seller desires to issue and sell the Common Stock to each of the Buyers, and each of the Buyers desires to purchase the Common Stock from Seller, upon the terms and sub-ject to the conditions hereinafter set forth;

                   The parties hereto agree as follows:


                                    ARTICLE 1

                                   Definitions

                   Section 1.1. Definitions. (a) The following terms, as used herein, have the following meanings:

                   "AFFILIATE" means, with respect to any Person, any other Person directly or





         indirectly controlling, controlled by, or under common control with such Person.

                   "CLOSING DATE" means the date of the Closing.

                   "COMMON SHARE" means one share of Common Stock.

                   "INVESTORS' AGREEMENT" means the Investors' Agreement dated as of the date hereof among Quaker Holding Co., DLJ Mer-chant Banking Partners II, L.P., DLJ Merchant Banking Partners II-A, L.P., DLJ Offshore Partners II, C.V., DLJ Diversified Partners, L.P., DLJ Diversified Partners-A, L.P., DLJ Millenium Partners, L.P., DLJ Funding II, Inc., DLJ EAB Partners, L.P., UK Investment Plan 1997 Partners, DLJ First ESC, LLC, and cer-tain other shareholders listed on the signature pages thereto.

                   "LIEN" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or encum-brance in respect of such property or asset.

                   "1934 ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereun-der.

                   "1933 ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                   "PERSON" means an individual, corporation, partner-ship, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                   "TAX" means, with respect to any Person, any net in-come tax, or franchise tax based on net income including any alternative or add-on minimum tax, together with any interest, penalty, addition to tax or additional amount due from such Person imposed by any governmental authority (domestic or for-eign) responsible for the imposition of any such tax.

                   "TAX BENEFIT" means any deduction, amortization, ex-clusion from income or other allowance.

                   "TRANSACTION DOCUMENTS" means this Agreement, the Merger Agreement and the Investors' Agreement.

                   (b) Each of the following terms is defined in the Section set forth opposite such term:














                     TERM                                 SECTION

                     Accredited Investor                  4.06(h)
                     Certificate of Incorporation            3.08
                     Claim                                   6.03
                     Closing                                 2.02
                     Common Stock                        Recitals
                     Company                             Recitals
                     Damages                                 6.02
                     DLJMB                               Recitals
                     DLJMB Funds                         Recitals
                     Indemnified Party                       6.03
                     Indemnifying Party                      6.03
                     Purchase Price                          2.01
                     Securities                          Recitals
                     Third Party Claim                       6.03



                                    ARTICLE 2

                                Purchase and Sale

                   Section 2.1. Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, Seller agrees to issue and sell to each Buyer, and each Buyer agrees, severally and not jointly, to purchase from Seller the Common Stock set forth opposite such Buyer's name on Schedule A hereto at the Closing. The purchase price for the Common Stock (the "PUR-CHASE PRICE") is the amount in cash specified on Schedule A hereto. The Purchase Price shall be paid as provided in Section 2.02.

                   Section 2.2 Closing. The closing (the "CLOSING") of the purchase and sale of the Common Stock hereunder shall take place at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York, as soon as possible, but in no event later than five business days, after satisfaction of the conditions set forth in Article 5, or at such other time or place as Buyers and Seller may agree. At the Closing:

                   (a) Each Buyer shall deliver to Seller, in im-mediately available funds, the Aggregate Purchase Price set forth opposite such Buyer's name on Schedule A

















         hereto, by wire transfer (or other means acceptable to Seller) to an account of Seller with a bank in New York City designated by Seller, by notice to such Buyer, not later than two business days prior to the Closing Date.

                   (b) Seller shall deliver to each Buyer certificates for the Common Shares duly registered in the name of such Buyer.

                   (c) If the Closing has occurred but the Merger is not consummated prior to the close of business on Friday, Au-gust 8, 1997, then Seller shall immediately deliver to each Buyer, against delivery by such Buyer of the stock certificates representing the shares of Common Stock purchased by such Buyer, the Aggregate Purchase Price paid to Seller by such Buyer (as set forth opposite such Buyer's name on Schedule A hereto), and this Agreement shall thereupon be terminated.


                                    ARTICLE 3

                     Representations and Warranties of Seller

                   Seller represents and warrants to each Buyer as of the date hereof and as of the Closing Date that:

                   Section 3.1. Corporate Existence and Power. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorpora-tion and has all corporate powers and all governmental li-censes, authorizations, permits, consents and approvals re-quired to carry on its business as now conducted and as pro-posed to be conducted.

                   Section 3.2. Corporate Authorization. The execu-tion, delivery and performance by Seller of each of the Trans-action Documents and the consummation of the transactions con-templated hereby and thereby (including the issuance and sale of the Common Stock) are within Seller's corporate powers and have been duly authorized by all necessary corporate action on the part of Seller. Each of the Transaction Documents consti-tutes a valid and binding agreement of Seller, enforceable against Seller in accordance with its respective terms, except
         (i) as limited by the applicable bankruptcy, insolvency, reor-ganization, moratorium, and other laws of general application affecting enforcement or creditors' rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

                   Section 3.3. Governmental Authorization. The execu-tion, delivery and performance by Seller of each of the Trans-action Documents and the









         consummation of the transactions contemplated hereby and thereby require no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official except such as have been obtained.

                   Section 3.4. Noncontravention. The execution, de-livery and performance by Seller of each of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate the certifi-cate of incorporation or bylaws of Seller, (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree, (iii) require any consent or other action by any Person under, constitute a default under (with due notice or lapse of time or both), or give rise to any right of termina-tion, cancellation or acceleration of any right or obligation of Seller or to a loss of any benefit to which Seller is en-titled under any provision of any agreement or other instrument binding upon Seller or any of Seller's assets or properties or
         (iv) result in the creation or imposition of any material Lien on any property or asset of Seller.

                   Section 3.5 Capitalization and Voting Rights. (a) The authorized capital stock of the Seller consists of 30,000,000 shares of Common Stock and 15,000,000 shares of pre-ferred stock, and the outstanding capital stock of the Seller immediately prior to the Closing is 101 shares of Common Stock and no shares of preferred stock. The rights, privileges and preferences of the Common Stock are set forth in the Certifi-cate of Incorporation attached hereto as Exhibit A (the "CER-TIFICATE OF INCORPORATION").

                   (b) Immediately following the Closing the outstand-ing capital stock of the Seller will be 10,918,979 shares of Common Stock. 148,400 warrants to purchase 281,960 shares of Common Stock will be issued shortly after Closing to purchasers of Seller's 11-1/2% Senior Discount Debentures due 2008.

                   (c) Except as set forth in this Section 3.05 there are, and immediately after the Closing there will be, no out-standing (i) shares of capital stock or voting securities of the Seller, (ii) securities of the Seller convertible into or exchangeable for shares of capital stock or voting securities of the Seller, (iii) options or other rights to acquire from the Seller, or other obligation of the Seller to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Seller or (iv) other than as expressly permitted in the Transaction Documents or employment plans, no obligation of the Seller to repurchase or otherwise acquire or retire any shares of capital stock or any convertible securities, rights or options of the type described in (i), (ii), or (iii).









                   Section 3.6.  Valid Issuance of Common Stock.   The
         shares of Common Stock which are being issued to the Buyers hereunder, have been duly and validly authorized and when is-sued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be fully paid and nonassessable, and based in part on the representations of the Buyers herein, will be validly issued in compliance with all applicable federal and state securities laws.

                   Section 3.7. Litigation. There is no action, suit, investigation or proceeding pending against, or to the knowl-edge of Seller, threatened against or affecting Seller or any of its respective properties before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement or which could reasonably be expected to have a material adverse effect on the business, financial condition, properties or operations of Seller, nor is Seller aware that there is any basis for the foregoing.

                   Section 3.8. Brokers or Finders' Fees. Other than Donaldson, Lufkin & Jenrette Securities Corporation there is no investment banker, broker, finder or other intermediary which has been retained by, will be retained by, or is authorized to act on behalf of Seller who might be entitled to any fee or commission from the Seller in connection with the transactions contemplated by this Agreement.

                   Section 3.9.  Newly Formed Corporation.   Seller was
         incorporated on April 30, 1997 in the State of Delaware solely for the purpose of effectuating the transactions contemplated in this Agreement and the Merger Agreement and has not con-ducted any business or entered into any agreements or commit-ments except with respect to the foregoing.

                   Section 3.10 Meaning of Seller. Except as otherwise specifically provided herein, references to the Seller con-tained in this Article 3 shall be construed to refer to the Seller immediately prior to the consummation of the transac-tions contemplated by the Merger Agreement.


                                    ARTICLE 4

                     Representations and Warranties of Buyers

                   Each Buyer represents and warrants to Seller, sever-ally as to itself only












         and not jointly or as to any other Buyer, as of the date hereof and as of the Closing Date that:

                   Section 4.1. Existence and Power. Such Buyer, if not an individual, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organiza-tion and has all powers (corporate, partnership or otherwise) and all material governmental licenses, authorizations, per-mits, consents and approvals required to carry on its business as now conducted. Such Buyer, if an individual, has the legal capacity to enter into this Agreement and the Investors' Agree-ment.

                   Section 4.2. Authorization. The execution, delivery and performance by such Buyer of each of this Agreement and the Investors' Agreement and the consummation of the transactions contemplated hereby and thereby are within the powers (corpo-rate, partnership or otherwise) of such Buyer and have been duly authorized by all necessary action on the part of such Buyer. Each of this Agreement and the Investors' Agreement con-stitutes a valid and binding agreement of such Buyer, enforce-able in accordance with their respective terms, except (i) as limited by the applicable bankruptcy, insolvency, reorganiza-tion, moratorium, and other laws of general application affect-ing enforcement or creditors' rights generally, or (ii) as lim-ited by laws relating to the availability of specific perfor-mance, injunctive relief, or other equitable remedies.

                   Section 4.3. Governmental Authorization. The execu-tion, delivery and performance by such Buyer of this Agreement and the Investors' Agreement and the consummation of the trans-actions contemplated hereby and thereby require no order, li-cense, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or reg-istration with, any governmental body, agency or official.

                   Section 4.4. Purchase for Investment. Such Buyer is purchasing the Common Stock for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof.

                   Section 4.5. Private Placement. (a) Such Buyer understands that (i) the offering and sale of the Securities hereby is intended to be exempt from registration under the 1933 Act and (ii) there is only a limited market for the Common Stock, and there can be no assurance that any Buyer will be able to sell or dispose of the Common Stock to be purchased by such Buyer.

                   (b) Such Buyer's financial situation is such that such Buyer can afford to bear the economic risk of holding the Common Stock acquired









         hereunder for an indefinite period of time, and such Buyer can afford to suffer the complete loss of the investment in the Common Stock.

                   (c) Such Buyer's knowledge and experience in finan-cial and business matters are such that it is capable of evalu-ating the merits and risks of the investment in the Common Stock, or such Buyer has been advised by a representative pos-sessing such knowledge and experience.

                   (d) Such Buyer understands that the Common Stock acquired hereunder are a speculative investment which involves a high degree of risk of loss of the entire investment therein, that there are substantial restrictions on the transferability of the Common Stock as set forth in the Investors' Agreement, and that for an indefinite period following the date hereof there will be no (or only a limited) public market for the Com-mon Stock and that, accordingly, it may not be possible for such Buyer to sell the Common Stock in case of emergency or otherwise.

                   (e) Such Buyer and its representatives, including, to the extent it deems appropriate, its professional, finan-cial, tax and other advisors, have reviewed all documents pro-vided to them in connection with the investment in the Common Stock, and such Buyer understands and is aware of the risks related to such investment.

                   (f) Such Buyer and its representatives have been given the opportunity to examine all documents and to ask ques-tions of, and to receive answers from, Seller and its represen-tatives concerning the terms and conditions of the acquisition of the Common Stock and related matters and to obtain all ad-ditional information which such Buyer or its representatives deem necessary.

                   (g) All information which such Buyer has provided to Seller and its representatives concerning such Buyer and such Buyer's financial position is true, complete and correct, and such Buyer agrees to promptly notify Seller if at any time this ceases to be the case prior to the Closing.

                   (h) Such Buyer is an "ACCREDITED INVESTOR" as such term is defined in Regulation D under the 1933 Act.

                   Section 4.6. Litigation. There is no action, suit, investigation or proceeding pending against, or to the knowl-edge of such Buyer threatened against or affecting, such Buyer before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement or the Investors' Agreement.









                   Section 4.7. Brokers or Finders' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by, will be retained by or is authorized to act on behalf of such Buyer who might be entitled to any fee or commission from the Company, Seller or the DLJ entities upon consummation of the transactions contemplated by this Agreement (as defined in the Investors' Agreement of even date herewith).


                                    ARTICLE 5

                              Conditions to Closing

                   Section 5.1. Conditions to Obligations of Each Buyer and Seller. The obligations of Buyer and Seller to consummate the Closing are subject to the satisfaction of the following conditions:

                   (a) No provision of any applicable law, rule or regulation and no judgment, injunction, order or decree by any governmental entity of competent jurisdiction shall prohibit the consummation of the Closing or the Merger.

                   (b) All material actions by or in respect of, or filings with, any governmental body, agency, official or authority required to permit the consummation of the Clos-ing shall have been taken, made or obtained.

                   (c) The conditions to the consummation of the Merger Agreement (other than the condition set forth in Section 8.01(e) thereof, which shall be reasonably certain to oc-cur immediately after the Closing) shall have been satis-fied or waived.

                   Section 5.2. Conditions to Obligation of Each Buyer. The obligation of each Buyer to consummate the Closing is sub-ject to the satisfaction of the following further conditions:

                   (a)(i) Seller shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the Closing Date and (ii) the representations and warranties of Seller contained in this Agreement and in any certificate or other writing delivered by Seller pursuant hereto shall be true in all material respects when made and at and as of the Closing Date, as if made at and as of such date.















                   (b) Such Buyer shall have received all documents it may reasonably request relating to the existence of Seller and the authority of Seller for this Agreement, all in form and substance reasonably satisfactory to such Buyer.

                   Section 5.3.  Conditions to Obligation of Seller.
         The obligation of Seller to consummate the Closing with respect to any Buyer is subject to the satisfaction of the following further conditions:

                   (a)(i) Such Buyer shall have performed in all mate-rial respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date and
              (ii) the representations and warranties of such Buyer contained in this Agreement and in any certificate or other writing delivered by such Buyer pursuant hereto shall be true in all material respects when made and at and as of the Closing Date, as if made at and as of such date.

                   (b) Seller shall have received all documents it may reasonably request relating to the existence of such Buyer and the authority of such Buyer for this Agreement, all in form and substance reasonably satisfactory to Seller.


                                    ARTICLE 6

                            Survival; Indemnification

                   Section 6.1. Survival. The representations and war-ranties of the parties hereto contained in this Agreement or in any certificate delivered pursuant hereto or in connection herewith shall survive the Closing until twelve months after the Closing Date, provided that the representations and warran-ties contained in Sections 3.01, 3.02, 3.04, 3.05, 3.06 and
         4.01 shall survive indefinitely for the maximum period permit-ted by applicable law, if longer. Notwithstanding the preceding sentence, any representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the pre-ceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time, but only as to such inaccuracy or breach. A breach of any representation or warranty made in this Agreement shall not affect in any manner whatsoever the relative rights














         and obligations of the parties to and under the Investors'
         Agreement.

                   Section 6.2. Indemnification. (a) Seller hereby indemnifies each Buyer and its Affiliates, limited partners, general partners, directors, officers and employees against and agrees to hold each of them harmless from any and all dam-age, loss, liability and expense (including, without limita-tion, reasonable expenses of investigation and reasonable at-torneys' fees and expenses in connection with any action, suit or proceeding) ("DAMAGES") incurred or suffered by any such party arising out of any misrepresentation or breach of war-ranty, covenant or agreement made or to be performed by Seller pursuant to this Agreement; provided that with respect to any Buyer, (i) Seller shall not be liable under this Section 6.02(a) unless the aggregate amount of Damages with respect to all matters referred to in this Section 6.02(a) for which such Buyer has sought indemnification exceeds $100,000 and then only to the extent of such excess and (ii) Seller's maximum li-ability under this Section 6.02(a) shall not exceed the amount of the Purchase Price paid by such Buyer.

                   (b) Each Buyer hereby indemnifies, severally and not jointly, Seller and its Affiliates, limited partners, general partners, directors, officers and employees against and agrees to hold each of them harmless from any and all Damages incurred or suffered by any such party arising out of any misrepresenta-tion or breach of warranty, covenant or agreement made or to be performed by such Buyer pursuant to this Agreement; provided that (i) such Buyer shall not be liable under this Section 6.02(b) unless the aggregate amount of Damages with respect to all matters referred to in this Section 6.02(b) exceeds $100,000 and then only to the extent of such excess and (ii) such Buyer's maximum liability under this Section 6.02(b) shall not exceed the amount of Purchase Price paid by such Buyer.

                   Section 6.3. Procedures and Third Party Claims. (a) The party seeking indemnification under Section 6.02 (the "IN-DEMNIFIED PARTY") agrees to give prompt notice to the party against whom indemnity is sought (the "INDEMNIFYING PARTY") of the assertion of any claim, or the commencement of any suit, action or proceeding ("CLAIM") in respect of which indemnity may be sought under such Section and will provide the Indemni-fying Party such information with respect thereto that the In-demnifying Party may reasonably request. The failure to so no-tify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent such failure shall have adversely prejudiced the Indemnifying Party (except that the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnified Party failed to give such notice).










                   (b) The Indemnifying Party shall be entitled to par-ticipate in the defense of any Claim asserted by any third party ("THIRD PARTY CLAIM") and, subject to the limitations set forth in this Section, shall be entitled to control and appoint lead counsel for such defense, in each case at its expense.

                   (c) If the Indemnifying Party shall assume the con-trol of the defense of any Third Party Claim in accordance with the provisions of this Section, (i) the Indemnifying Party shall obtain the prior written consent of the Indemnified Party (which shall not be unreasonably withheld) before entering into any settlement of such Third Party Claim, if the settlement does not release the Indemnified Party from all liabilities and obligations with respect to such Third Party Claim or the settlement imposes injunctive or other equitable relief against the Indemnified Party and (ii) the Indemnified Party shall be entitled to participate in the defense of such Third Party Claim and to employ separate counsel of its choice for such purpose. The fees and expenses of such separate counsel shall be borne by the Indemnified Party.

                   (d) Each party shall cooperate, and cause its re-spective Affiliates to cooperate, in the defense or prosecution of any Third Party Claim and shall furnish or cause to be fur-nished such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or ap-peals, as may be reasonably requested in connection therewith.

                   Section 6.4. Calculation of Damages. (a) The amount of any Damages payable under Section 6.02 by the Indem-nifying Party shall be net of any (i) amounts recovered or re-coverable by the Indemnified Party under applicable insurance policies, (ii) Tax cost incurred by the Indemnified Party aris-ing from the receipt of indemnity payments and (iii) Tax Ben-efit realized by the Indemnified Party arising from the incur-rence or payment of any such Damages. In computing the amount of any such Tax cost or Tax Benefit, the Indemnified Party shall be deemed to fully utilize, at the highest marginal tax rate then in effect, all Tax items arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified Damages.

                   (b)  The Indemnifying Party shall not be liable under
         Section 6.02 for any (i) incidental Damages, (ii) consequential or punitive Damages or (iii) Damages for lost profits.

                   Section 6.5.  Exclusivity.  After the Closing, Sec-
         tion 6.02 will provide the exclusive remedy for any misrepresenta-tion, breach of warranty, covenant or other agreement or other claim arising out of this Agreement or the transactions contem-plated hereby.












                                    ARTICLE 7

                                   Termination

                   Section 7.1. Grounds for Termination. This Agree-ment may be terminated at any time prior to the Closing:

                   (a) by mutual written agreement of Seller and Buy-ers;

                   (b) by either Seller or any Buyer as to such Buyer if the Closing shall not have been consummated as of the close of business on Friday, August 8, 1997; or

                   (c) by either Seller or any Buyer if consummation of the transactions contemplated hereby would violate any non-appealable final order, decree or judgment of any court or governmental body having competent jurisdiction.

                   The party desiring to terminate this Agreement pursu-ant to clauses 7.01(b) or (c) shall give notice of such termi-nation to the other party.

                   Section 7.2. Effect of Termination. If this Agree-ment is terminated as permitted by Section 7.01, such termina-tion shall be without liability of either party (or any stock-holder, general partner, limited partner, director, officer, employee, agent, consultant or representative of such party) to the other party to this Agreement; provided that if such termi-nation shall result from the willful (i) failure of either party to fulfill a condition to the performance of the obliga-tions of the other party, (ii) failure to perform a covenant of this Agreement or (iii) breach by either party hereto of any representation or warranty or agreement contained herein, such party shall be fully liable for any and all Damages incurred or suffered by the other party as a result of such failure or breach. The provisions of Sections 8.03, 8.05 and 8.06 shall survive any termination hereof pursuant to Section 7.01.


                                    ARTICLE 8

                                  Miscellaneous
















                   Section 8.1. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

                   if to any Buyer, to such Buyer at the address speci-fied by such Buyer on the signature pages of this Agreement or in a notice given by such Buyer to Seller for such purpose;

                   if to Seller, to:

                        Quaker Holding Co.
                        c/o DLJ Merchant Banking Partners II, L.P.
                        277 Park Avenue
                        New York, New York  10172
                        Attention: Peter T. Grauer
                        Fax: (212) 892-7272

                        with a copy to:

                        Davis Polk & Wardwell
                        450 Lexington Avenue
                        New York, New York  10017
                        Attention: George R. Bason, Jr.
                        Fax:  (212) 450-4800

         or to such other address or telecopy number and with such other copies as such party may hereafter specify for the purpose of notice.

                   All such notices, requests and other communications shall be deemed received on the date of receipt by the recipi-ent thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Other-wise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

                   Section 8.2. Amendments and Waivers. (a) Any pro-vision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

                   (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial














         exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                   Section 8.3. Expenses. All costs and expenses in-curred in connection with this Agreement shall be paid by the party incurring such cost or expense, except that if the Clos-ing shall occur, the Company shall reimburse (i) the Buyers other than the DLJ Entities (as that term is defined in the Investors' Agreement) for up to $20,000 in respect of fees and expenses of one counsel retained to represent such Buyers and
         (ii) the DLJ Entities for all costs and expenses incurred by the DLJ Entities.

                   Section 8.4 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the ben-efit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or other-wise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

                   Section 8.5. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York.

                   Section 8.6. Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any pro-vision of, or based on any matter arising out of or in connec-tion with, this Agreement or the transactions contemplated hereby may only be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, and each of the parties hereby consents to the jurisdiction of such courts (and of the ap-propriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 8.01 shall be deemed effective service of process on such party.

                   Section 8.7. Waiver Of Jury Trial. EACH OF THE PAR-TIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED










         HEREBY.

                   Section 8.8. Counterparts; Third Party Beneficia-ries. This Agreement may be signed in any number of counter-parts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same in-strument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

                   Section 8.9. Entire Agreement. This Agreement along with the Investors' Agreement (including the documents, sched-ules and exhibits referred to herein and therein) constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agree-ment.

                   Section 8.10. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

                   Section 8.11. Severability. If one or more provi-sions of this Agreement are held to be unenforceable under ap-plicable law, such provision shall be executed from this Agree-ment and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by law.

                   Section 8.12. Interpretation. The headings con-tained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
























                   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective autho-rized officers as of the day and year first above written.

                                  QUAKER HOLDING CO.


                                  By: /s/ Kirk Wortman
                                      Name:  Kirk Wortman
                                      Title: Vice-President


                                  DLJ MERCHANT BANKING PARTNERS II,
                                  L.P., a Delaware Limited Partnership

                                  By: DLJ Merchant Banking II, Inc.,
                                      as managing general partner


                                  By: /s/ Kirk Wortman
                                      Name:  Kirk B. Wortman
                                      Title: Attorney-in-Fact

                                  Address:   c/o DLJ Merchant
                                             Banking II, Inc.
                                             277 Park Avenue
                                             New York, NY 10172
                                             Fax: 212-892-7272

































                                  DLJ MERCHANT BANKING PARTNERS II-A,
                                  L.P., a Delaware Limited Partnership

                                  By: DLJ Merchant Banking II, Inc.,
                                      as managing general partner


                                  By: /s/ Kirk B. Wortman
                                      Name:  Kirk B. Wortman
                                      Title: Attorney-in-Fact



                                  Address:   c/o DLJ Merchant
                                             Banking II, Inc.
                                             277 Park Avenue
                                             New York, NY 10172
                                             Fax: 212-892-7272


                                  DLJ OFFSHORE PARTNERS II, C.V., a
                                  Netherlands Antilles Limited Partnership

                                  By: DLJ Merchant Banking II, Inc.,
                                      as advisory general partner


                                  By: /s/ Kirk B. Wortman
                                      Name:  Kirk B. Wortman
                                      Title: Attorney-in-Fact

                                  Address:   c/o DLJ Merchant
                                             Banking II, Inc.
                                             277 Park Avenue
                                             New York, NY 10172
                                             Fax: 212-892-7272

























                                  DLJ DIVERSIFIED PARTNERS, L.P., a
                                  Delaware Limited Partnership

                                  By: DLJ Diversified Partners II, Inc.,
                                      as managing general partner


                                  By: /s/ Kirk B. Wortman
                                      Name:  Kirk B. Wortman
                                      Title: Attorney-in-Fact

                                  Address:   c/o DLJ Merchant Banking

                                             277 Park Avenue
                                             New York, NY 10172
                                             Fax: 212-892-7272


                                  DLJ DIVERSIFIED PARTNERS-A, L.P., a
                                  Delaware Limited Partnership

                                  By: DLJ Diversified Partners II, Inc.,
                                      as managing general partner


                                  By: /s/ Kirk B. Wortman
                                      Name:  Kirk B. Wortman
                                      Title: Attorney-in-Fact

                                  Address:   c/o DLJ Merchant
                                             Banking II, Inc.
                                             277 Park Avenue
                                             New York, NY 10172
                                             Fax: 212-892-7272



























                                  DLJ MILLENIUM PARTNERS, L.P., a
                                  Delaware Limited Partnership

                                  By: DLJ Merchant Banking II, Inc.,
                                      as managing general partner


                                  By: /s/ Kirk B. Wortman
                                      Name:  Kirk B. Wortman
                                      Title: Attorney-in-Fact

                                  Address:   c/o DLJ Merchant
                                             Banking II, Inc.
                                             277 Park Avenue
                                             New York, NY 10172
                                             Fax: 212-892-7272

                                  DLJ MILLENIUM PARTNERS-A, L.P.

                                  By: DLJ Merchant Banking II, Inc., as
                                      managing general partner


                                  By: /s/ Kirk B. Wortman
                                      Name:  Kirk B. Wortman
                                      Title: Attorney-in-Fact

                                  Address:   c/o DLJ Merchant
                                             Banking II, Inc.
                                             277 Park Avenue
                                             New York, NY   10172
                                             Fax: 212-892-7272


                                  DLJMB FUNDING II, INC., a Delaware
                                  corporation


                                  By: /s/ Kirk B. Wortman
                                      Name:  Kirk B. Wortman





















                                      Title: Attorney-in-Fact

                                  Address:   c/o DLJ Merchant
                                             Banking II, Inc.
                                             277 Park Avenue
                                             New York, NY 10172
                                             Fax: 212-892-7272

                                  DLJ FIRST ESC, L.L.C.,

                                  By: DLJ LBO Plans Management
                                      Corporation, as manager


                                  By: /s/ Kirk B. Wortman
                                      Name:  Kirk B. Wortman
                                      Title: Attorney-in-Fact

                                  Address:   c/o DLJ Merchant
                                             Banking II, Inc.
                                             277 Park Avenue
                                             New York, NY 10172
                                             Fax: 212-892-7272


                                  UK INVESTMENT PLAN 1997
                                  PARTNERS


                                  By: Donaldson, Lufkin & Jenrette,
                                      Inc., as general partner


                                  By: /s/ Kirk B. Wortman
                                      Name:  Kirk B. Wortman
                                      Title: Attorney-in-Fact

                                  Address:   c/o DLJ Merchant
                                             Banking II, Inc.
                                             277 Park Avenue
                                             New York, NY 10172
                                             Fax: 212-892-7272



















                                  DLJ EAB PARTNERS, L.P.

                                  By: DLJ Merchant Banking Funding II,
                                      Inc., its general partner


                                  By: /s/ Kirk B. Wortman
                                      Name:  Kirk B. Wortman
                                      Title: Attorney-in-Fact

                                  Address:   c/o DLJ Merchant
                                             Banking II, Inc.
                                             277 Park Avenue
                                             New York, NY 10172
                                             Fax: 212-892-7272


                                  APOLLO INVESTMENT FUND III, L.P.

                                  By: Apollo Advisors II, L.P., its
                                      general partner

                                  By: Apollo Capital Management II,
                                      Inc., its general partner


                                  By: /s/ Josh Harris
                                      Name:  Josh Harris
                                      Title: Vice President

                                  Address:   1301 Avenue of the Americas
                                             38th Floor
                                             New York, NY 10019




























                                  APOLLO OVERSEAS PARTNERS III, L.P.

                                  By: Apollo Advisors II, L.P., its
                                      general partner

                                  By: Apollo Capital Management II,
                                      Inc., its general partner


                                  By: /s/ Josh Harris
                                      Name:  Josh Harris
                                      Title:  Vice President

                                  Address:   1301 Avenue of the Americas
                                             38th Floor
                                             New York, NY 10019


                                  APOLLO U.K. PARTNERS III, L.P.

                                  By: Apollo Advisors II, L.P., its
                                      general partner

                                  By: Apollo Capital Management II,
                                      Inc., its general partner


                                  By: /s/ Josh Harris
                                      Name:  Josh Harris
                                      Title: Vice President

                                  Address:   1301 Avenue of the Americas
                                             38th Floor
                                             New York, NY 10019


                                  BAIN CAPITAL FUND V, L.P.

                                  By: Bain Capital Partners V, L.P.,
                                      its general partner





















                                  By: Bain Capital Investors V, Inc.,
                                      its general partner


                                  By: /s/ Stephen Pagliuca
                                      Name:  Stephen Pagliuca
                                      Title: General Partner

                                  Address:   c/o Bain Capital, Inc.
                                             Two Copley Place
                                             Boston, MA 02116
                                             Attention: Stephen Pagliuca


                                  BAIN CAPITAL FUND, V-B, L.P.

                                  By: Bain Capital Partners V, L.P.,
                                      its general partner

                                  By: Bain Capital Investors V, Inc.,
                                      its general partner


                                  By: /s/ Stephen Pagliuca
                                      Name:  Stephen Pagliuca
                                      Title: General Partner

                                  Address:   c/o Bain Capital, Inc.
                                             Two Copley Place
                                             Boston, MA 02116
                                             Attention: Stephen Pagliuca






























                                  BCIP ASSOCIATES


                                  By: /s/ Stephen Pagliuca
                                      Name:  Stephen Pagliuca
                                      Title: General Partner


                                  Address:   c/o Bain Capital, Inc.
                                             Two Copley Place
                                             Boston, MA 02116
                                             Attention: Stephen Pagliuca


                                  BCIP TRUST ASSOCIATES, L.P.

                                  By: Bain Capital Partners V, L.P.,
                                      its general partner

                                  By: Bain Capital Investors V, Inc.,
                                      its general partner



                                  By: /s/ Stephen Pagliuca
                                      Name:  Stephen Pagliuca
                                      Title: General Partner

                                  Address:   c/o Bain Capital, Inc.
                                             Two Copley Place
                                             Boston, MA 02116
                                             Attention: Stephen Pagliuca





























                                  THOMAS H. LEE EQUITY FUND III, L.P.

                                  By: THL Equity Advisors III
                                      Limited Partnership

                                  By: THL Equity Trust III


                                  By: /s/ Scott Schoen
                                      Name:  Scott Schoen
                                      Title: Managing Director

                                  Address:   75 State Street
                                             Boston, MA 02109

                                  THOMAS H. LEE FOREIGN FUND III, L.P.

                                  By: THL Equity Advisors III
                                      Limited Partnership

                                  By: THL Equity Trust III


                                  By: /s/ Scott Schoen
                                      Name:  Scott Schoen
                                      Title: Managing Director

                                  Address:   75 State Street
                                             Boston, MA 02109


                                  THL CO-INVESTORS III-A LLC


                                  By: /s/ Thomas H. Lee
                                      Name:  Thomas H. Lee
                                      Title: Manager

                                  Address:   75 State Street






















                                             Boston, MA 02109
                                  THL CO-INVESTORS III-B LLC


                                  By: /s/ Thomas H. Lee
                                      Name:  Thomas H. Lee
                                      Title: Manager

                                  Address:   75 State Street
                                             Boston, MA 02109


                                  DLJ CAPITAL CORP.


                                  By: /s/ Richard E. Kroon
                                      Name:  Richard E. Kroon
                                      Title: President

                                  Address:   277 Park Avenue
                                             New York, NY  10172


                                  SPROUT GROWTH II, L.P.

                                  By: DLJ Capital Corporation,
                                      its managing general partner


                                  By: /s/ Richard E. Kroon
                                      Name:  Richard E. Kroon
                                      Title: President

                                  Address:   277 Park Avenue
                                             New York, NY 10172


                                  THE SPROUT CEO FUND, L.P.

                                  By: DLJ Capital Corporation,
                                      its managing general partner




















                                  By: /s/ Richard E. Kroon
                                      Name:  Richard E. Kroon
                                      Title: President

                                  Address:   277 Park Avenue
                                             New York, NY 10172



                                  ONTARIO TEACHERS' PENSION PLAN BOARD


                                  By: /s/ Dean Metcalf
                                      Name:  Dean Metcalf
                                      Title: Portfolio Manager,
                                             Merchant Banking

                                  Address:   5650 Yonge Street
                                             North York, Ontario
                                             Canada, M2M 4H5







































                                   SCHEDULE A



     ________                            _______________      _____________
     INVESTOR                             NO. OF COMMON         AGGREGATE
                                             SHARES             PURCHASE
                                                                  PRICE

     DLJ Merchant Banking Partners II, L.P.    4,703,762     96,932,137.08

     DLJ Merchant Banking Partners II-A, L.P.    187,326      3,860,284.87

     DLJ Offshore Partners, L.P.                 231,307      4,766,622.62

     DLJ Diversified Partners, L.P.              275,003      5,667,095.07

     DLJ Diversified Partners-A, L.P.            102,127      2,104,560.24

     DLJ Millennium Partners, L.P.                76,055      1,567,276.12

     DLJ Millennium Partners - A, L.P.            14,834        305,685.43

     DLJMB Funding II, Inc.                      946,201     19,498,728.27

     DLJ First ESC, L.L.C.                       874,223     18,015,434.00

     DLJ EAB Partners, L.P.                       21,119        435,204.97

     UK Investment Plan 1997 Partners             88,052      1,814,515.60

     Apollo Investment Fund III, L.P.            738,693     15,222,519.19

     Apollo Overseas Partners III, L.P.           44,117        909,143.31

     Apollo (U.K.) Partners III, L.P.             27,307        562,718.22

     Bain Capital Fund V L.P.                    158,619      3,268,702.22

     Bain Capital Fund V-B, L.P.                 413,039      8,511,678.44

     BCIP Associates                             124,016      2,555,635.04

     BCIP Trust Associates                       114,443      2,358,365.01

     Thomas H. Lee Equity Fund III, L.P.         695,016     14,322,454.99

     Thomas H. Lee Foreign Fund III,                            886,234.74

















     ________                            _______________      _____________
     INVESTOR                             NO. OF COMMON         AGGREGATE
                                             SHARES             PURCHASE
                                                                  PRICE

     L.P.                                         43,006

     THL Co. - Investors III - A LLC              43,910       $904,865.69

     THL Co. - Investors III - B LLC              28,185        580,825.30

     DLJ Capital Corp.                            10,568        217,752.91

     Sprout Growth II, L.P.                      457,319      9,424,167.36

     The Sprout CEO Fund, L.P.                     7,617        156,960.76

     Ontario Teachers' Pension Plan Fund         493,115     10,161,797.96









































                                    EXHIBIT A
                           Certificate of Incorporation






















































                                        31